EXHIBIT 99.1

Allegiance Bancshares Reports Second Quarter 2016 Results

  Core loans increased 15.4% year over year and 2.9% for the second quarter 2016 compared to the first quarter 2016

  Strong asset quality as evidenced by annualized net charge-offs of 0.11% and a nonperforming assets to total assets ratio of 0.37% for the second quarter 2016

HOUSTON, July 26, 2016 (GLOBE NEWSWIRE) --  Allegiance Bancshares, Inc. (NASDAQ:ABTX), the holding company of Allegiance Bank (collectively, “Allegiance”), reported net income attributable to common stockholders of $5.3 million in the second quarter 2016, a 45.0% increase over the second quarter 2015 and a 17.3% decrease compared to the first quarter 2016. Net income per diluted common share increased 11.1% to $0.40 in the second quarter 2016 compared to net income per diluted common share of $0.36 for the second quarter 2015 and decreased 18.4% compared to $0.49 for the first quarter 2016. Excluding the after tax gain of $1.3 million on the sale of the two Central Texas branch locations during the first quarter 2016, net income attributable to common stockholders would have been $5.0 million and net income per diluted common share would have been $0.39 for the first quarter 2016.

“Allegiance Bank delivered another strong quarter,” said George Martinez, Allegiance’s Chairman and Chief Executive Officer.  “We benefited from continued growth in our loan portfolio during the quarter, and our asset quality remains very high.  We achieved solid gains across the board when compared to last year’s second quarter.”

“Allegiance Bank’s credit quality and our outlook remain strong. Our second quarter performance reflects our emphasis on core loans and demonstrates the growth potential of the Bank.  Most importantly, it underscores our ability to prudently grow our loan portfolio and high-quality asset base and increase returns to our shareholders.  The Bank’s growing pool of talented bankers intends to maintain this momentum by remaining focused on our super-community banking strategy across Houston,” continued Martinez.

Second Quarter 2016 Results

Second quarter 2016 annualized returns on average assets, average common equity and average tangible common equity were 0.91%, 7.79% and 9.30%, respectively, compared to annualized returns on average assets, average common equity and average tangible common equity of 0.84%, 8.20% and 10.04%, respectively, for the second quarter 2015.  Annualized returns on average assets, average common equity and average tangible common equity for the first quarter 2016 were 1.19%, 9.70% and 11.67%, respectively.  Excluding the gain on the sale of the two Central Texas branch locations, the annualized returns on average assets, average common equity and average tangible common equity for the first quarter 2016 would have been 0.94%, 7.67% and 9.22%, respectively.

Allegiance’s efficiency ratio in the second quarter 2016 decreased to 60.11% from 64.90% in the second quarter 2015 and from 63.80% in the first quarter 2016.

Net interest income before provision for loan losses in the second quarter 2016 increased $2.2 million, or 11.2%, to $21.9 million from $19.7 million for the second quarter 2015, as a result of a 25.3% increase in average interest-earning assets primarily due to organic loan growth and the increase in the securities portfolio. Net interest income before provision for loan losses in the second quarter 2016 increased $865 thousand, or 4.1%, from $21.1 million in the first quarter 2016. The net interest margin on a tax equivalent basis decreased 47 basis points to 4.32% for the second quarter 2016 from 4.79% for the second quarter 2015, and decreased 13 basis points from 4.45% for the first quarter 2016. Excluding the impact of acquisition accounting adjustments, the net interest margin in the second quarter 2016 would have been 4.24%, compared to 4.49% and 4.35% in the second quarter 2015 and first quarter 2016, respectively.

Noninterest income in the second quarter 2016 was $1.2 million, an increase of $265 thousand, or 28.0%, compared to $947 thousand in the second quarter 2015 and a decrease of $2.1 million, or 63.3%, compared to $3.3 million in the first quarter 2016. The first quarter 2016 included the gain on the sale of two Central Texas branch locations.

Noninterest expense in the second quarter 2016 increased $501 thousand, or 3.7%, to $13.9 million from $13.4 million in the second quarter 2015, and decreased $330 thousand, or 2.3%, from $14.3 million in the first quarter 2016.

Six Months Ended June 30, 2016 Results

For the six months ended June 30, 2016 annualized returns on average assets, average common equity and average tangible common equity were 1.04%, 8.74% and 10.46%, respectively, compared to annualized returns on average assets, average common equity and average tangible common equity of 0.80%, 7.47% and 9.83%, respectively, for the six months ended June 30, 2015.  Excluding the gain on the sale of the two Central Texas branch locations, the annualized returns on average assets, average common equity and average tangible common equity for the six months ended June 30, 2016 would have been 0.92%, 7.73% and 9.26%, respectively.

Allegiance’s efficiency ratio for the six months ended June 30, 2016 decreased to 61.93% from 66.99% for the six months ended June 30, 2015.

Net interest income before provision for loan losses for the six months ended June 30, 2016 increased $4.5 million, or 11.8%, to $43.0 million from $38.5 million for the six months ended June 30, 2015, as a result of a 22.7% increase in average interest-earning assets primarily due to organic growth within the loan portfolio and the increase in the securities portfolio. The net interest margin on a tax equivalent basis decreased 38 basis points to 4.38% for the six months ended June 30, 2016 from 4.76% for the six months ended June 30, 2015.  Excluding the impact of acquisition accounting adjustments, the net interest margin for the six months ended June 30, 2016 would have been 4.29%, compared to 4.43% for the six months ended June 30, 2015.

Noninterest income for the six months ended June 30, 2016 was $4.5 million, an increase of $2.7 million, or 149.1%, when compared to $1.8 million for the six months ended June 30, 2015. The first quarter 2016 included the gain on the sale of two Central Texas branch locations.  Noninterest expense for the six months ended June 30, 2016 increased $1.2 million, or 4.3%, to $28.2 million from $27.0 million for the six months ended June 30, 2015.

Financial Condition

Total loans at June 30, 2016 increased $192.0 million, or 12.3%, to $1.75 billion compared to $1.56 billion at June 30, 2015 and increased $36.2 million, or 2.1%, compared to $1.72 billion at March 31, 2016. These increases were due to strong organic loan growth within Allegiance Bank’s loan portfolio. Second quarter 2016 core loans, excluding the mortgage warehouse portfolio and loans held for sale, increased $223.4 million, or 15.4%, to $1.68 billion from $1.45 billion in the second quarter 2015 and increased $46.8 million, or 2.9%, from $1.63 billion in the first quarter 2016.

Deposits at June 30, 2016 increased $218.0 million, or 13.4%, to $1.84 billion compared to $1.63 billion at June 30, 2015 and increased slightly compared to deposits at March 31, 2016.

Asset Quality

Nonperforming assets totaled $8.6 million, or 0.37% of total assets, at June 30, 2016, compared to $6.2 million, or 0.32% of total assets, at June 30, 2015, and $8.5 million, or 0.38% of total assets, at March 31, 2016. The allowance for loan losses was 0.85% of total loans at June 30, 2016, 0.66% of total loans at June 30, 2015, and 0.80% of total loans at March 31, 2016.

The provision for loan losses in the second quarter 2016 was $1.6 million, or 0.38% (annualized) of average loans, compared to $1.4 million, or 0.39% (annualized) of average loans, in the second quarter 2015, and $710 thousand, or 0.17% (annualized) of average loans, in the first quarter 2016.  The provision for loan losses for the six months ended June 30, 2016 was $2.4 million, or 0.28% (annualized) of average loans, compared to $2.1 million, or 0.29% (annualized) of average loans for the six months ended June 30, 2015.

Second quarter 2016 net charge-offs were $485 thousand, or 0.11% (annualized) of average loans, compared to $48 thousand, or 0.01% (annualized) of average loans, in the second quarter 2015, and $51 thousand, or 0.01% (annualized) of average loans, in the first quarter 2016.  Net charge-offs for the six months ended June 30, 2016 were $536 thousand, or 0.06% (annualized) of average loans, compared to $37 thousand, or 0.01% (annualized) of average loans for the six months ended June 30, 2015.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the ratio of tangible common equity to tangible assets. Please refer to the GAAP Reconciliation and Management’s Explanation of non-GAAP Financial Measures on page 11 of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Tuesday, July 26, 2016 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its second quarter 2016 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 31469081.  Alternatively, a simultaneous webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events.

Allegiance Bancshares, Inc.

Allegiance Bancshares, Inc. is a $2.37 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s unique super-community banking strategy was designed to foster strong customer relationships while benefitting from a platform and scale that is competitive with larger local and regional banks.  Allegiance Bank operates 16 full-service banking locations in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or  that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2016		2015
	June 30	March 31	December 31	September 30	June 30

	(Dollars in thousands)

Cash and cash equivalents	$210,863	$183,290	$148,431	$144,590	$138,685
Available for sale securities	303,463	215,401	165,097	154,546	151,662

Total Loans (including loans held for sale)	1,753,683	1,717,448	1,681,052	1,616,416	1,561,657
Allowance for loan losses	(14,917)	(13,757)	(13,098)	(11,204)	(10,312)
Loans, net	1,738,766	1,703,691	1,667,954	1,605,212	1,551,345

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	4,446	4,641	5,230	5,437	5,645
Premises and equipment, net	17,821	18,121	18,471	18,838	18,887
Other real estate owned	1,397	1,397	-	-	-
Bank owned life insurance	21,530	21,377	21,211	21,040	20,872
Other assets	29,906	23,400	18,796	23,298	18,671
Total assets	$2,367,581	$2,210,707	$2,084,579	$2,012,350	$1,945,156

Noninterest-bearing deposits	$630,689	$684,245	$620,320	$560,773	$556,502
Interest-bearing deposits	1,212,650	1,158,409	1,138,813	1,095,775	1,068,822
Total deposits	1,843,339	1,842,654	1,759,133	1,656,548	1,625,324

Short-term borrowings	30,000	85,000	50,000	115,000	75,000
Other borrowed funds	200,569	569	569	28,069	28,069
Subordinated debentures	9,142	9,115	9,089	9,062	9,032
Other liabilities	8,280	7,076	7,298	7,628	5,901
Total liabilities	2,091,330	1,944,414	1,826,089	1,816,307	1,743,326
Preferred equity	-	-	-	-	11,550
Common equity	276,251	266,293	258,490	196,043	190,280
Stockholders' equity	276,251	266,293	258,490	196,043	201,830
Total liabilities and equity	$2,367,581	$2,210,707	$2,084,579	$2,012,350	$1,945,156

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2016		2015			2016	2015
	June 30	March 31	December 31	September 30	June 30	June 30	June 30

	(Dollars in thousands)

INTEREST INCOME:
Loans, including fees	$22,839	$22,228	$22,431	$21,627	$21,079	$45,067	$41,385
Securities	1,538	1,081	989	975	721	2,619	1,160
Deposits in other financial institutions	150	142	72	43	50	292	124
Total interest income	24,527	23,451	23,492	22,645	21,850	47,978	42,669

INTEREST EXPENSE:
Demand, money market and savings deposits	569	544	579	545	525	1,113	1,037
Certificates and other time deposits	1,665	1,560	1,470	1,287	1,211	3,225	2,355
Short-term borrowings	106	139	33	47	2	245	2
Subordinated debt	120	117	139	114	162	237	325
Other borrowed funds	118	7	16	245	216	125	446
Total interest expense	2,578	2,367	2,237	2,238	2,116	4,945	4,165
NET INTEREST INCOME	21,949	21,084	21,255	20,407	19,734	43,033	38,504
Provision for loan losses	1,645	710	2,159	1,530	1,420	2,355	2,103
Net interest income after provision for loan losses	20,304	20,374	19,096	18,877	18,314	40,678	36,401

NONINTEREST INCOME:
Nonsufficient funds fees	145	163	191	179	168	308	333
Service charges on deposit accounts	173	145	166	163	176	318	351
Gain on sale of branch assets	-	2,050	-	-	-	2,050	-
Loss on sale of securities	-	-	(37)	-	-	-	-
Gain (loss) on sales of other real estate	-	-	-	1	-	-	(6)
Gain on sale of loans	-	-	-	235	-	-	-
Bank owned life insurance	154	166	171	167	174	320	266
Other	740	780	487	456	429	1,520	869
Total noninterest income	1,212	3,304	978	1,201	947	4,516	1,813

NONINTEREST EXPENSE:
Salaries and employee benefits	9,177	9,273	8,905	8,996	8,481	18,450	17,423
Net occupancy and equipment	1,214	1,232	1,179	1,289	1,274	2,446	2,358
Depreciation	415	417	424	414	409	832	776
Data processing and software amortization	622	653	750	841	827	1,275	1,453
Professional fees	401	534	451	343	397	935	877
Regulatory assessments and FDIC insurance	355	345	356	296	320	700	694
Core deposit intangibles amortization	195	199	208	207	207	394	415
Communications	274	280	298	300	358	554	692
Advertising	197	201	271	188	184	398	322
Other	1,073	1,119	1,054	1,027	965	2,192	1,998
Total noninterest expense	13,923	14,253	13,896	13,901	13,422	28,176	27,008
INCOME BEFORE INCOME TAXES	7,593	9,425	6,178	6,177	5,839	17,018	11,206
Provision for income taxes	2,339	3,070	1,966	1,957	1,956	5,409	3,852
NET INCOME	5,254	6,355	4,212	4,220	3,883	11,609	7,354
Preferred stock dividends	-	-	-	173	260	-	386
NET INCOME ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$5,254	$6,355	$4,212	$4,047	$3,623	$11,609	$6,968

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2016		2015			2016	2015
	June 30	March 31	December 31	September 30	June 30	June 30	June 30

	(Dollars and share amounts in thousands, except per share data)

Net income	$5,254	$6,355	$4,212	$4,220	$3,883	$11,609	$7,354

Net income attributable to common stockholders	$5,254	$6,355	$4,212	$4,047	$3,623	$11,609	$6,968

Earnings per common share, basic	$0.41	$0.49	$0.34	$0.41	$0.37	$0.90	$0.71
Earnings per common share, diluted	$0.40	$0.49	$0.33	$0.40	$0.36	$0.89	$0.70

Return on average assets (A)	0.91%	1.19%	0.81%	0.85%	0.84%	1.04%	0.80%
Return on average common equity (A)	7.79%	9.70%	6.71%	8.27%	8.20%	8.74%	7.47%
Return on average tangible common equity (A) (B)	9.30%	11.67%	8.19%	10.77%	10.04%	10.46%	9.83%
Tax equivalent net interest margin (C)	4.32%	4.45%	4.60%	4.61%	4.79%	4.38%	4.76%
Efficiency ratio(D)	60.11%	63.80%	62.40%	65.04%	64.90%	61.93%	66.99%

Liquidity and Capital Ratios
Equity to assets	11.67%	12.05%	12.40%	9.74%	10.38%	11.67%	10.38%
Common equity Tier 1 capital	11.69%	11.57%	11.71%	8.61%	8.68%	11.69%	8.68%
Tier 1 risk-based capital	12.16%	12.04%	12.20%	9.12%	9.88%	12.16%	9.88%
Total risk-based capital	12.92%	12.76%	12.92%	9.75%	10.48%	12.92%	10.48%
Tier 1 leverage capital	10.43%	10.92%	11.02%	8.37%	9.34%	10.43%	9.34%
Tangible common equity to tangible assets(B)	10.00%	10.26%	10.48%	7.69%	7.64%	10.00%	7.64%

Other Data
Weighted average shares:
Basic	12,857	12,840	12,390	9,823	9,825	12,849	9,824
Diluted	13,039	12,967	12,589	10,003	10,004	13,003	10,001
Period end shares outstanding	12,869	12,845	12,813	9,823	9,823	12,869	9,823
Book value per common share	$21.47	$20.73	$20.17	$19.96	$19.37	$21.47	$19.37
Tangible book value per common share(B)	$18.06	$17.30	$16.69	$15.39	$14.79	$18.06	$14.79

(A) Interim periods annualized.
(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this Earnings Release.
(C) Net interest margin represents net interest income divided by average interest-earning assets.
(D) Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of branch assets, loans and securities
Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,724,346	$22,839	5.33%	$1,663,711	$22,228	5.37%	$1,478,752	$21,079	5.72%
Securities	270,619	1,538	2.29%	186,460	1,081	2.33%	127,882	721	2.26%
Deposits in other financial institutions	96,358	150	0.62%	91,824	142	0.62%	62,247	50	0.32%
Total interest-earning assets	2,091,323	$24,527	4.72%	1,941,995	$23,451	4.86%	1,668,881	$21,850	5.25%
Allowance for loan losses	(14,129)			(13,487)			(9,265)
Noninterest-earning assets	236,857			226,946			195,341
Total assets	$2,314,051			$2,155,454			$1,854,957

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$102,550	$88	0.34%	$95,506	$67	0.28%	$101,029	$83	0.33%
Money market and savings deposits	435,851	481	0.44%	433,139	477	0.44%	420,992	442	0.42%
Certificates and other time deposits	627,982	1,665	1.07%	614,216	1,560	1.02%	548,076	1,211	0.89%
Short-term borrowings	88,242	106	0.48%	126,374	139	0.44%	4,451	2	0.16%
Subordinated debt	9,125	120	5.28%	9,098	117	5.19%	8,981	162	7.24%
Other borrowed funds	118,629	118	0.40%	569	7	5.23%	28,415	216	3.05%
Total interest-bearing liabilities	1,382,379	$2,578	0.75%	1,278,902	$2,367	0.74%	1,111,944	$2,116	0.76%

Noninterest-Bearing liabilities:
Noninterest-bearing demand deposits	652,405			605,969			534,688
Other liabilities	8,139			7,186			6,868
Total liabilities	2,042,923			1,892,057			1,653,500
Stockholders' equity	271,128			263,397			201,457
Total liabilities and stockholders' equity	$2,314,051			$2,155,454			$1,854,957

Net interest rate spread			3.97%			4.12%			4.49%

Net interest income and margin		$21,949	4.22%		$21,084	4.37%		$19,734	4.74%

Net interest income and margin (tax equivalent)		$22,481	4.32%		$21,483	4.45%		$19,923	4.79%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Year-to-Date
	June 30, 2016			June 30, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$1,694,029	$45,067	5.35%	$1,447,629	$41,385	5.77%
Securities	228,540	2,619	2.30%	110,355	1,160	2.12%
Deposits in other financial institutions	94,091	292	0.62%	85,162	124	0.29%
Total interest-earning assets	2,016,660	$47,978	4.78%	1,643,146	$42,669	5.24%
Allowance for loan losses	(13,808)			(8,881)
Noninterest-earning assets	231,901			210,533
Total assets	$2,234,753			$1,844,798

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$99,028	$155	0.31%	$103,744	$179	0.35%
Money market and savings deposits	434,495	958	0.44%	413,287	858	0.42%
Certificates and other time deposits	621,099	3,225	1.04%	548,679	2,355	0.87%
Short-term borrowings	107,308	245	0.46%	2,238	2	0.16%
Subordinated debt	9,111	237	5.23%	8,940	325	7.33%
Other borrowed funds	59,599	125	0.42%	28,243	446	3.18%
Total interest-bearing liabilities	1,330,640	$4,945	0.75%	1,105,131	$4,165	0.76%

Noninterest-Bearing liabilities:
Noninterest-bearing demand deposits	629,187			533,098
Other liabilities	7,663			6,907
Total liabilities	1,967,490			1,645,136
Stockholders' equity	267,263			199,662
Total liabilities and stockholders' equity	$2,234,753			$1,844,798

Net interest rate spread			4.03%			4.48%

Net interest income and margin		$43,033	4.29%		$38,504	4.73%

Net interest income and margin (tax equivalent)		$43,964	4.38%		$38,762	4.76%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2016		2015
	June 30	March 31	December 31	September 30	June 30

	(Dollars in thousands)
Period-end Loan Portfolio:
Loans held for sale	$-	$-	$27,887	$27,004	$25,629

Commercial and industrial	382,795	372,056	383,044	367,341	346,703
Mortgage warehouse	75,554	86,157	59,071	65,928	81,255
Real Estate:
Commercial real estate (including multi-family residential)	806,771	770,252	745,595	710,857	678,979
Commercial real estate construction and land development	161,572	167,810	154,646	151,369	140,437
1-4 family residential (including home equity)	214,442	209,704	205,200	185,473	178,635
Residential construction	101,677	100,611	93,848	95,212	94,167
Consumer and other	10,872	10,858	11,761	13,232	15,852
Total loans	$1,753,683	$1,717,448	$1,681,052	$1,616,416	$1,561,657

Asset Quality:
Nonaccrual loans	$7,124	$6,979	$5,184	$6,185	$5,722
Accruing loans 90 or more
days past due	-	-	-	-	-
Total nonperforming loans	7,124	6,979	5,184	6,185	5,722
Other real estate	1,397	1,397	-	-	21
Other repossessed assets	128	131	131	131	491
Total nonperforming assets	$8,649	$8,507	$5,315	$6,316	$6,234

Net charge-offs (recoveries)	$485	$51	$265	$638	$48

Nonaccrual loans:
Loans held for sale	$-	$-	$209	$498	$1,130
Commercial and industrial	2,723	2,700	2,664	3,477	3,186
Mortgage warehouse	-	-	-	-	-
Real Estate:
Commercial real estate (including multi-family residential)	4,141	3,293	2,006	1,783	974
Commercial real estate construction and land development	-	-	-	-	-
1-4 family residential (including home equity)	227	934	239	341	343
Residential construction	-	-	-	-	-
Consumer and other	33	52	66	86	89
Total nonaccrual loans	$7,124	$6,979	$5,184	$6,185	$5,722

Asset Quality Ratios:
Nonperforming assets to total assets	0.37%	0.38%	0.25%	0.31%	0.32%
Nonperforming loans to total loans	0.41%	0.41%	0.31%	0.38%	0.37%
Allowance for loan losses to nonperforming loans	209.39%	197.12%	252.66%	181.15%	180.22%
Allowance for loan losses to total loans	0.85%	0.80%	0.78%	0.69%	0.66%
Net charge-offs to average loans (annualized)	0.11%	0.01%	0.06%	0.16%	0.01%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the ratio of tangible common equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Allegiance believes these non-GAAP financial measures provide information useful to management and investors that is supplementary to our financial condition and results of operations computed in accordance with GAAP.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2016		2015			2016	2015
	June 30	March 31	December 31	September 30	June 30	June 30	June 30

	(Dollars and share amounts in thousands, except per share data)

Total Stockholders' equity	$276,251	$266,293	$258,490	$196,043	$201,830	$276,251	$201,830
Less: Goodwill and core deposit intangibles, net	43,835	44,030	44,619	44,826	45,034	43,835	45,034
Tangible stockholders’ equity	$232,416	$222,263	$213,871	$151,217	$156,796	$232,416	$156,796

Less: Preferred Stock	-	-	-	-	11,550	-	11,550
Tangible common stockholders’ equity	$232,416	$222,263	$213,871	$151,217	$145,246	$232,416	$145,246

Shares outstanding at end of period	12,869	12,845	12,813	9,823	9,823	12,869	9,823

Tangible book value per common share	$18.06	$17.30	$16.69	$15.39	$14.79	$18.06	$14.79

Net income attributable to common stockholders	$5,254	$6,355	$4,212	$4,047	$3,623	$11,609	$6,968

Average common stockholders equity	$271,128	$263,397	$248,925	$194,045	$189,907	$267,263	$188,112
Less: Average goodwill and core deposit intangibles, net	43,930	44,319	44,886	44,929	45,150	44,124	45,205
Average tangible common stockholders’ equity	$227,198	$219,078	$204,039	$149,116	$144,757	$223,139	$142,907

Return on average tangible common equity	9.30%	11.67%	8.19%	10.77%	10.04%	10.46%	9.83%

Total assets	$2,367,581	$2,210,707	$2,084,579	$2,012,350	$1,945,156	$2,367,581	$1,945,156
Less: Goodwill and core deposit intangibles, net	43,835	44,030	44,619	44,826	45,034	43,835	45,034
Tangible assets	$2,323,746	$2,166,677	$2,039,960	$1,967,524	$1,900,122	$2,323,746	$1,900,122

Tangible common equity to tangible assets	10.00%	10.26%	10.48%	7.69%	7.64%	10.00%	7.64%

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N.,
Suite 200 Houston, Texas 77040
ir@allegiancebank.com